Exhibit 1.1
THE COMPANIES LAW
Company Limited by Shares
AMENDED AND RESTATED
ARTICLES OF ASSOCIATION
OF
AEI
(Adopted by Special Resolution dated December 20, 2007)
INTERPRETATION
1.	The Regulations contained or incorporated in Table A of the First Schedule of the Companies Law (as amended) shall not apply to this Company.
2.	(a)	In these Articles the following terms shall have the meanings set opposite unless the context otherwise requires:

Affiliated Companies	means any corporation, limited partnership, partnership, limited liability company or any other legal entity in which the Company has an ownership interest, whether directly or through its ownership of an interest in another Affiliated Company;

Articles	means these Articles of Association as from time to time amended by Special Resolution;

Auditors	means the Auditors for the time being of the Company, if any;

Chairman	means the director of the Company appointed as Chairman of the Company pursuant to the terms of these Articles;

Company	means AEI;

Directors	means the directors of the Company for the time being or, as the case may be, the directors assembled as a board;

Exchange	means any securities exchange or other system on which the Shares of the Company may be listed or otherwise authorised for trading from time to time;

Exchange Act	means the Securities Exchange Act of 1934 as amended, of the United States of America;

Indemnified Person or Indemnitee	means any past, present or future Director, officer, duly authorised agent or member of a duly constitutes
(STAMP)

committee of each of the Company, Affiliated Companies and Joint Venture Companies, and any person who is or was serving at the written request of the Company’s Board of Directors as a director, officer, employee or agent of the Company, an Affiliated Company or a Joint Venture Company, including service with respect to any employee benefit plan, where in respect of any such Joint Venture Company the person to be indemnified, regardless of title, has been duly appointed or duly authorised by a representative of the Company or any Affiliated Company, and any liquidator, attorney (including both inside and outside attorneys), manager or trustee for the time being acting in relation to the affairs of the Company but not including any Trustee appointed by a court in a bankruptcy, insolvency or similar proceeding, and their respective heirs, executors, administrators, personal representatives or successors or assigns, and their spouses or domestic partners (when recognized as such under the laws of the domestic partner’s residence) when they become the subject of any claim as a result of the actions of their spouse or domestic partner who is an Indemnified Person.

Additionally, any person acting in any office or trust or by any agency as aforesaid in the reasonable belief that he or she has been duly authorized, appointed or elected to such office, trust or agency notwithstanding any defect in such appointment or election shall be an Indemnified Person;

Independent Legal Counsel	means a law firm or a member of a firm selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld) that neither is presently nor in the past five (5) years has been retained to represent: (i) the Company or any of its subsidiaries or affiliates, or Indemnitee or any corporation of which Indemnitee was or is a director, officer, employee or agent, or any subsidiary or affiliate of such a corporation, in any material matter, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s right to indemnification under these Articles;

Joint Venture Companies	means any corporation, limited partnership, partnership, limited liability company or any other legal entity of which the Company or an Affiliated Company is a shareholder or holds an ownership interest in any amount;

Law	means the Cayman Islands Companies Law (as amended) and any amendment or other statutory modification thereof and where in these Articles any provision of the Law is referred to, the reference is to that provision as modified by any law for the time being in force;

Member	means a person who is registered in the Register of Members as the holder of any Share in the Company;

Memorandum	means the Memorandum of Association of the Company as from time to time amended by Special Resolution;

Month	means a calendar month;

Ordinary Resolution	means a resolution:

(a)   passed by a simple majority of such Members (voting as a single class) as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and regard shall be had in computing a majority on a poll to the number of votes to which each Member is entitled to exercise in accordance with any provision attaching to the Shares registered in the name of such Member; or

(b) approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members;

Ordinary Share	means an ordinary share in the capital of the Company issued subject to and in accordance with the provisions of the Law and these Articles, and having the rights and being subject to the restrictions as provided for under these Articles with respect to each such Share;

Proceeding	means any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, wherever brought, whether civil, criminal, administrative or investigative, that is associated with Indemnitee’s being an agent of the Company;

Registered Office	means the registered office of the Company as provided in Section 50 of the Law;

Register of Members	means the register of Members of the Company to be kept pursuant to Section 40 of the Law;

Secretary	means any person appointed by the Directors to perform any of the duties of the secretary of the Company and including any assistant secretary;

Seal	means the common seal of the Company (if applicable) or any facsimile or official seal (if applicable) for the use outside of the Cayman Islands;

Shares	means the Ordinary Shares and any other shares in the capital of the Company that may be issued in accordance with Article 3(b) hereof; and

Special Resolution	a resolution passed in accordance with Section 60 of the Law, being a resolution

(a)   passed by a majority of not less than 75% of the Members (voting as a single class) as, being entitled to do so, vote in person or where proxies are allowed, by proxy at a general meeting of the Company and regard shall be had in computing a majority on a poll to the number of votes which each Member is entitled to exercise in accordance with any provision attaching to the Shares registered in the name of such Member; or

(b) approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members.
(b)	Unless the context otherwise requires, expressions defined in the Law and used herein shall have the meanings so defined.

(c)	In these Articles unless the context otherwise requires:
(i)	words importing the singular number shall include the plural number and vice-versa;

(ii)	words importing the masculine gender only shall include the feminine gender;

(iii)	words importing persons only shall include companies or associations or bodies of persons whether incorporated or not;

(iv)	a notice provided for herein shall be in writing unless otherwise specified and all reference herein to “in writing” and “written” shall include printing, lithography, photography and other modes of representing or reproducing words in permanent visible form;

(v)	“may” shall be construed as permissive and “shall” shall be construed as imperative; and

(vi)	An act or omission is “intentional” when the person intends both the act or omission, and its consequences.
(d)	Headings used herein are intended for convenience only and shall not affect the construction of these Articles.
SHARES
3.	(a)	The authorised share capital of the Company at the date of the adoption of these Articles is US$10,000,000 divided into 5,000,000,000 Ordinary Shares each of par value US$0.002 per share.
(b)	Subject to the provisions, if any, in that behalf in the Memorandum of Association, and without prejudice to any special rights previously conferred on the holders of existing Shares, any Share may be issued with such preferred, deferred, or other special rights, or such restrictions, whether in regard to dividends, voting, return of share capital or otherwise, as the Company may from time to time by Special Resolution determine, and subject to the provisions of Section 37 of the Law, any Share may, with the sanction of a Special Resolution, be issued on the terms that it is, or at the option of the Company or the holder is liable, to be redeemed.

(c)	If at any time the share capital is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may be varied by Special Resolution provided that such variation has also received either (i) the consent in writing of the holders of not less than three-fourths of the issued Shares of that class or (ii) the sanction of a resolution passed by the holders of not less than three-fourths of the issued Shares of that class as may be present in person or by proxy at a separate general meeting of the holders of the Shares of that class. To every such separate general meeting, the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be any one or more persons holding or representing by proxy not less than a majority of the issued Shares of the class.
4.	Except as required by Law, no person shall be recognised by the Company as holding any Share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share (except only as by these Articles or by Law otherwise provided or under an order of a court of competent jurisdiction) or any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder, but the Company may in accordance with the Law issue fractions of Shares.
5.	The Shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Law) allot, grant options over, or otherwise dispose of them to such persons, on such terms and conditions, and at such times as they think fit, but so that no Share shall be issued unless it is fully paid.
TRANSFERS
6.	Transfers of shares shall be registered on the records maintained by or on behalf of the Company for such purpose upon (i) if certificates have been issued in respect of the Shares, surrender to the Company or its transfer agent of such certificate or certificates in respect of the Shares requested to be transferred, the transfer provisions on the certificate or certificates being duly completed, or a separate accompanying instrument of transfer in such form as the Board of Directors or transfer agent may accept, or (ii) if Shares are not represented by certificates, upon delivery of an instrument of transfer in such form as the Board of Directors or transfer agent may accept, in each case together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Company or its transfer agent may require.
7.	Subject to the rules of any Exchange on which the Shares in question may be listed or requirement of any regulatory body having jurisdiction over the Company or the shares the registration of transfers may be suspended at such times and for such periods as the Board of Directors may from time to time determine provided always that such registration shall not be suspended for more than 30 days in any year.
8.	Subject to the rules of any Exchange on which the Shares in question may be listed or requirement of any regulatory body having jurisdiction over the Company or the Shares and except as otherwise expressly provided by the terms of issue of the Shares of any class or series, the Company or transfer agent shall register any transfer of any Share on the Register of Members of the Company provided that:
(i)	the relevant parties to the transfer shall first have complied with the provisions of Article 6 above;

(ii)	the relevant instrument of transfer is in respect of only one class or series of Shares;

(iii)	the instrument of transfer is properly stamped (in circumstances where stamping is required);

(iv)	in the case of a transfer to joint holders, the number of joint holders to which the Share is to be transferred does not exceed four;

(iv)	a fee of such maximum amount as the Exchange (if any) may from time to time determine to be payable (or such lesser sum as the Board may from time to time require) is paid to the Company in respect thereof.
9.	The legal personal representative of a deceased sole holder of a Share shall be the only person recognised by the Company as having any title to the Share. In case of a Share registered in the names of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only persons recognised by the Company as having any title to the Share.
10.	Any person becoming entitled to a Share in consequence of the death or bankruptcy of a Member shall upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a Member in respect of the Share or, instead of being registered as a Member, to make such transfer of the Share as the deceased or bankrupt person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt person before the death or bankruptcy.
11.	A person becoming entitled to a Share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which such person would be entitled if such person was the registered holder of the Share, except that such person shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.
ALTERATION OF CAPITAL
12.	The Company may from time to time by Special Resolution increase the share capital by such sum, to be divided into new Shares of such amount, as the resolution shall prescribe.
13.	Subject to any direction to the contrary that may be given by the Company in general meeting, all new Shares shall be at the disposal of the Directors in accordance with Article 5.
14.	The Company may by Special Resolution:
(a)	consolidate and divide all or any of its share capital into Shares of larger nominal amount than its existing Shares;

(b)	sub-divide its existing Shares, or any of them, into Shares of smaller nominal amount than is fixed by the Memorandum, subject nevertheless to the provisions of Section 13 of the Law; and

(c)	cancel any Shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.
15.	Subject to the provisions of the Law and the Memorandum, the Company may purchase its own Shares, including any redeemable Shares, provided that the manner of purchase has first been (i) authorised by Special Resolution or (ii) agreed between the Company and the relevant Shareholder, and may make payment therefor or for any redemption of Shares in any manner authorised by the Law, including out of capital.
GENERAL MEETINGS
16.	The Company shall, in each calendar year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint, provided that the period between the date of one annual general meeting of the Company and that of the next shall not be longer than such period as applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange permits. At these meetings the report of the Directors (if any) shall be presented.
17.	The Directors may whenever they think fit, convene an extraordinary general meeting. If at any time there are not sufficient Directors capable of acting to form a quorum, any Director or any one or more Members holding in the aggregate not less than one-tenth of the total issued share capital of the Company entitled to vote may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors. The Directors shall, upon the requisition in writing of one or more Members holding in the aggregate not less than one-tenth of such total paid-up share capital of the Company as at the date of the requisition carries the right of voting at general meetings, convene an extraordinary general meeting. Any such requisition shall express the object of the meeting proposed to be called, and shall be delivered to the Registered Office. If the Directors do not proceed to convene a general meeting within twenty-one days from the date of such requisition delivered to the Registered Office as aforesaid, the requisitionists or any or either of them or any other Member or Members holding in the aggregate not less than one-tenth of such paid-up share capital of the Company as at the date of the requisition carries the right of voting at general meetings, may convene an extraordinary general meeting to be held at the Registered Office of the Company or at some convenient place within the Cayman Islands at such time, subject to the Company’s Articles as to notice, as the persons convening the meeting fix. For the avoidance of doubt, nothing in this Article shall be construed to determine what vote is required to approve any business at such general meeting. The Board may, in its sole discretion, determine that a general meeting shall not be held at any place, but may instead be held solely by means of remote communication that enables Members and proxies entitled to attend and vote at the meeting to listen to the meeting or to watch and listen the meeting and, in either case, to participate fully in the deliberations of the meeting including to be able to submit questions to the Chairman of the meeting which, if deemed appropriate, may be addressed at the meeting (“Remote Communication”) and to vote in respect of matters put to the meeting, as follows:
(a)	if authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, Members and proxies entitled to attend and vote at a meeting of Members may, may if not physically present at the meeting, by means of Remote Communication:
(i)	participate in a meeting of Members; and

(ii)	be deemed present in person and permitted to vote at a meeting of Members whether such meeting is to be held at a designated place or solely by means of Remote Communication.
(b)	if authorised by the Board, any vote cast at a meeting on a poll may be cast in the form of a written ballot which may be submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Member or proxy.
18.	For as long as Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the Company is subject to the reporting requirements of the Exchange Act, in the event that any annual general meeting is held outside of the United States of America, the Board shall provide Members and proxies entitled to attend such meeting with access to such meeting by way of Remote Communication.
19.	Ten days prior notice at the least specifying the place, the day and the hour of meeting and, in the case of special business, the general nature of that business shall be given in manner hereinafter provided, or in such other manner (if any) as may be prescribed by the Company in general meetings, to such persons as are entitled to vote or may otherwise be entitled under the Articles of the Company to receive such notices from the Company; but with the consent of all the Members entitled to receive notice of some particular meeting, that meeting may be convened by such shorter notice or without notice and in such manner as those Members may decide.
20.	For the purposes of determining the information to be included in any notice of a meeting, all business shall be deemed special that is transacted at an extraordinary general meeting, and all that is transacted at an annual general meeting shall be deemed special with the exception of the sanction of a dividend (if required), the consideration of the accounts, balance sheets, the report of the Directors and Auditors, the election of Directors and other officers in the place of those retiring (if any) and the appointment and fixing of remuneration of Auditors. For the avoidance of doubt, nothing in this Article shall be construed to determine what vote is required to approve any such business.
21.	(a)	No business shall be transacted at any general meeting unless a quorum of Members is present at the time that the meeting proceeds to business; save as herein otherwise provided, one or more Members holding in the aggregate not less than a majority of the total issued share capital of the Company present in person or by proxy and entitled to vote shall be a quorum.
(b)	An Ordinary Resolution or a Special Resolution (subject to the provisions of the Law) in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings, (or being corporations by their duly authorised representatives) including a resolution signed in counterpart by or on behalf of such Members or by way of electronic mail or signed telefax transmission, shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.
22.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum.
23.	The Chairman of the Board of Directors shall preside as chairman at every general meeting of the Company.
24.	If there is no such Chairman, or if at any meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Members present shall choose one of their number to be chairman.
25.	The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.
26.	At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.
27.	A poll shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting.
28.	A poll on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll on any other question shall be taken at such time as the chairman of the meeting directs.

VOTES OF MEMBERS
29.	Directors shall be chosen by a plurality of the votes cast at the election, and, except as otherwise provided by law or by the Memorandum, all other matters submitted to a vote of the Members shall be determined by a majority of the votes cast on such matters.
30.	On a poll every Member holding Ordinary Shares present in person or by proxy and entitled to vote shall have one vote for each Ordinary Share registered in the name of such Member.
31.	In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.
32.	A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote by his committee or other person in the nature of a committee appointed by that court, and any such committee or other person may vote by proxy.
33.	No Member shall be entitled to vote at any general meeting, unless all calls or other sums presently payable by such Member in respect of Shares in the Company have been paid.
34.	On a poll votes may be given either personally or by proxy.
35.	The instrument appointing a proxy shall be in writing under the hand of the Member or, if the Member is a corporation, either under seal or under the hand of a Director or officer or attorney duly authorised. A proxy need not be a Member of the Company. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy is given provided that no intimation in writing of such death, insanity or revocation as aforesaid shall have been received by the Company at its Registered Office before the commencement of the general meeting, or adjourned meeting, at which it is sought to use the proxy.
36.	The instrument appointing a proxy shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, and in default the instrument of proxy shall not be treated as valid provided that the Chairman of the meeting may at his/her discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of a facsimile transmission of the signed proxy, upon receipt of an electronic transmission of the proxy containing an electronic signature from a source reasonably determined by the presiding officer of the meeting to have been reliable or upon receipt of telex or cable confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company. For the purposes of this, “electronic signature” means an electronic sound, symbol or process attached to or logically associated with an electronic record and executed or adopted by a person with intent to sign the electronic record.
37.	An instrument appointing a proxy may be in the following form or any other form approved by the Directors:

AEI
I, of , hereby appoint of as my proxy, to vote for me and on my behalf at the [annual or extraordinary, as the case may be] general meeting of the Company to be held on the day of , 20 .

Signed this day of , 20 .
NOMINATIONS OF DIRECTORS
38.	Nominations of persons for election to the Board at a general meeting may only be made (a) pursuant to the Company’s notice of meeting pursuant to Article 81, (b) by or at the direction of the Board or any authorised committee thereof or (c) by any Member who (i) complies with the notice procedures set forth in Articles 40 or 41, as applicable, (ii) was a Member at the time such notice is delivered to the Secretary and on the record date for the determination of Members entitled to vote at such general meeting and (iii) is present at such general meeting, either in person or by proxy, to present his nomination, provided, however, that Members shall only be entitled to nominate persons for election to the Board at annual general meetings or at general meetings called specifically for the purpose of electing directors.
39.	For nominations of persons for election to the Board to be properly brought before an annual general meeting by a Member and such Member must have given timely notice thereof in writing to the Secretary. To be timely, a Member’s notice shall be delivered to the Secretary at the registered office of the Company, or such other address as the Secretary may designate, not less than 120 days nor more than 150 days prior to the first anniversary of the date the Company’s proxy statement was first released to Members in connection with the prior year’s annual general meeting; provided, however, that in the event the date of the annual general meeting is changed by more than 30 days from the first anniversary date of the prior year’s annual general meeting, notice by the Member of Shares to be timely must be so delivered not earlier than the 150th day prior to such annual general meeting and not later than the later of the 120th day prior to such annual general meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such Member’s notice shall set forth (a) as to each person whom the Member proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, of the United States of America, as amended, or any successor provisions thereto, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (b) as to the Member giving the notice (i) the name and address of such Member, as they appear on the Register of Members, (ii) the class and number of Shares that are owned beneficially and/or of record by such Member, (iii) a representation that the Member is a registered holder of Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (iv) a statement as to whether the Member intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding share capital required to approve or elect the nominee and/or (y) otherwise to solicit proxies from Members in support of such nomination. The Board may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company, including such evidence satisfactory to the Board that such nominee has no interests that would limit such nominee’s ability to fulfill his duties as a director.
40.	For nominations of persons for election to the Board to be properly brought before a general meeting other than an annual general meeting by a Member, such Member must have given timely notice thereof in writing to the Secretary. To be timely, a Member’s notice shall be delivered to the Secretary at the registered office of the Company or such other address as the Secretary may designate, not earlier than the 150th day prior to such general meeting and not later than the 120th day prior to such general meeting or the 10th day following the day on which public announcement is first made of the date of the general meeting and of the nominees proposed by the Board to be elected at such meeting. Such Member’s notice shall set forth the same information as is required by provisions (a) and (b) of Article 40.
41.	Unless otherwise provided by the terms of any series of preferred shares or any agreement among Members or other agreement approved by the Board, only persons who are nominated in accordance with the procedures set forth in Articles 40 and 41 shall be eligible to be elected to serve as Directors of the Company. If the Chairman of a general meeting determines that a proposed nomination was not made in compliance with Articles 40 and 41, he shall declare to the meeting that nomination is defective and such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of these Articles, if the Member (or a qualified representative of the Member) does not appear at the general meeting to present his nomination, such nomination shall be disregarded.
CORPORATIONS ACTING BY REPRESENTATIVES AT MEETING
42.	Any corporation which is a Member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company. The person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company.
DIRECTORS AND OFFICERS
43.	Subject to the provisions of these Articles, Directors shall hold office until the next annual general meeting and until their successors are elected and qualified, or until their office is otherwise earlier vacated.
44.	There shall be a Board consisting of not less than five or more than ten persons, the actual number of directors to be determined from time to time by resolution of the Board, provided, however, that the Company may from time to time by Ordinary Resolution increase or reduce the upper and lower limits on the number of directors.
45.	Subject to the provisions of these Articles, the Directors shall have power at any time and from time to time to appoint a person as Director as a result of a casual vacancy.
46.	The remuneration of the Directors shall from time to time be determined by the Directors. The Directors shall also be entitled to be paid their traveling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.
47.	No Share holding qualification shall be required for Directors unless otherwise required by the Company by Ordinary Resolution.
48.	The Directors may also by resolution appoint a Secretary and such other officers as may from time to time be required upon such terms as to duration of office, remuneration and otherwise as they may think fit. Such Secretary or other officers need not be Directors and in the case of the other officers may be ascribed such titles as the Directors may decide.
POWERS AND DUTIES OF DIRECTORS AND OFFICERS
49.	The business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all such powers of the Company as are not, by the Law or these Articles, required to be exercised by the Company in general meeting. The Directors will, nevertheless, be subject to any clause of these Articles, to the provisions of the Law, and to such regulations, being not inconsistent with the aforesaid clauses or provisions, as may be prescribed by the Company in general meeting but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.
50.	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.
51.	(a)	The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may decide, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may decide.

	(b)	The Directors may delegate any of the powers exercisable by them to any person or persons acting individually or jointly as they may from time to time by resolution appoint upon such terms and conditions and with such restrictions as they may decide, and may from time to time by resolution revoke, withdraw, alter or vary all or any such powers.

	(c)	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

	(d)	No document or deed otherwise duly executed and delivered by or on behalf of the Company shall be regarded as invalid merely because at the date of delivery of the deed or document, the Director, Secretary or other officer of the Company or person who shall have executed the same and/or affixed the Seal (if any) thereto as the case may be for and on behalf of the Company shall have ceased to hold such office or to hold such authority on behalf of the Company.
52.	The Directors shall cause minutes or other records to be prepared:
(a)	of the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(b)	of all resolutions and proceedings at all meetings of the Members of the Company and of the Directors and of committees of Directors; and the chairman of all such meetings or of any meeting confirming the minutes thereof shall sign the same.
DISQUALIFICATION AND CHANGES OF DIRECTORS
53.	The office of Director shall be vacated if the Director:
(a)	becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(b)	is found to be or becomes of unsound mind; or

(c)	resigns his office by notice in writing to the Company; or

(d)	ceases to be a Director by virtue of, or becomes prohibited from being a Director by reason of, an order made under any provisions of any law or enactment or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange.
PROCEEDINGS OF DIRECTORS
54.	The Directors may meet together (either within or without the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes.
55.	A Director may, and the Secretary on the requisition of a Director shall, at any time, summon a meeting of Directors by at least 48 hours notice in writing to every Director which notice shall set forth the general nature of the business to be considered provided however that notice may be waived by all the Directors either at, before or after the meeting is held provided further that notice or waiver thereof may be given by electronic mail, telex or telefax and provided further that, unless such attendance is solely for the purpose of protesting a deficiency in the notice, attendance by telephone or in person at that meeting by a Director shall be considered waiver of notice for that meeting.
56.	The quorum necessary for the transaction of the business of the Directors, may be fixed by the Directors and unless so fixed by the Directors, shall be a majority of the Directors. Notwithstanding the foregoing, where there is a single Director holding office, then such Director acting alone shall constitute a quorum. In no event shall the Board fix a quorum that is less than one-third (1/3) of the total number of Directors.

57.	The continuing Directors may continue to act not withstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to the Articles of the Company as the necessary quorum of Directors, the continuing Directors may act for the purpose of summoning a general meeting of the Company, but for no other purpose.

58.	Any Director or officer may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or officer provided that nothing herein contained shall authorise a Director or officer or his firm to act as Auditor of the Company.

59.	No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director shall be counted in the quorum of any relevant meeting which he attends and shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid provided however that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon and a general notice that a Director is a shareholder of any specified firm or company and/or is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure hereunder and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

60.	The chairman shall act as the chairman of all meetings of the Directors; but if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting. The chairman of any meeting of Directors shall not have a second or casting vote.

61.	The Board may delegate any of its powers (with power to sub-delegate) to any committee consisting of one or more Directors. The Board may also delegate to any Director such of its powers as it considers desirable to be exercised by him. Any such delegation may be made subject to any conditions the Board may impose, and either collaterally with or to the exclusion of its own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of the Board shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying. The Company shall have the following committees at the date of the adoption of these Articles: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The Directors shall elect the chairman of each committee; if at any committee meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

62.	A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present.

63.	All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

64.	(a)	A resolution signed by a majority of the Directors or a majority of the members of a committee of Directors, including a resolution signed in counterpart or by way of electronic mail or signed telefax transmission, shall be as valid and effectual as if it had been passed at a meeting of the Directors or of a committee of Directors duly called and constituted provided however, that such majority resolution shall not be effectual unless any Director who chooses not to participate in the signing of such resolution shall have provided written notice (by electronic mail, telex, telefax or otherwise) of his or her intent not to participate after receiving a copy of such resolution.

65.	(b)	To the extent permitted by Law, the Directors or a committee of Directors may also meet by telephone conference call where all Directors or committee members are capable of speaking to and hearing the other Directors or committee members at the same time.

	(c)	When the Directors (being in number at least a quorum) sign the minutes of a meeting of the Directors the same shall be deemed to have been duly held notwithstanding that the Directors have not actually come together or that there may have been a technical defect in the proceedings.
SEALS AND DEEDS
66.	(a)	If the Directors determine that the Company shall have a Seal, the Directors shall provide for the safe custody of the common Seal and the common Seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Directors, and in the presence of a Director or of the Secretary or of such other person as the Directors may appoint for the purpose; and that Director or the Secretary or other person as aforesaid shall sign every instrument to which the common Seal of the Company is so affixed in his presence. Notwithstanding the provisions hereof, annual returns and notices filed under the Law may be executed either as a deed in accordance with the Law or by the common Seal being affixed thereto in either case without the authority of a resolution of the Directors by one Director or the Secretary.

	(b)	The Company may maintain a facsimile of any common Seal in such countries or places as the Directors shall appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of the Directors and in the presence of such person or persons as the Directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal of the Company is so affixed in his presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the common Seal had been affixed in the presence of and the instrument signed by a Director or the Secretary or such other person as the Directors may appoint for the purpose.

	(c)	In accordance with the Law, the Company may execute any deed or other instrument which would otherwise be required to be executed under Seal by the signature on such deed or instrument as a deed by a Director or by the Secretary of the Company or by such other person as the Directors may appoint or by any other person or attorney on behalf of the Company appointed by a deed or other instrument executed as a deed by a Director or the Secretary or such other person as aforesaid.

DIVIDENDS AND RESERVE
67.	The Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

68.	The Directors may from time to time pay to the Members interim dividends.

69.	No dividend shall be paid otherwise than out of profits or out of monies otherwise available for dividend in accordance with the Law, including for the avoidance of doubt, the Company’s share premium account.

70.	The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalising dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

71.	If several persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

72.	Any dividend may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto or in the case of joint holders to any one of such joint holders at his registered address or to such person and such address as the Member or person entitled or such joint holders as the case may be may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled or such joint holders as the case may be may direct.

73.	The Directors may declare that any dividend is paid wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures or debenture stock of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

74.	No dividend shall bear interest against the Company. All unclaimed dividends may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. Any dividend unclaimed by a Member six years after the dividend payment date shall revert to the Company.
CAPITALISATION OF PROFITS
75.	The Company may upon the recommendation of the Directors by Ordinary Resolution authorise the Directors to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including she premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution and to appropriate such sums to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provision as they think fit for the case of Shares becoming distributable in fractions (including provision whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.
SALE, LEASE OR EXCHANGE OF ASSETS
76.	The Board shall not, save with the prior approval of Ordinary Resolution, authorize or direct the Company to sell, lease or exchange all or substantially all of its property and assets, including the Company’s goodwill and its corporate franchises. With such approval, the Board may authorize the Company to effect any such sale, lease or exchange upon such terms and conditions and for such consideration, which may consist in whole or in part of money or other property, including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board in its discretion thinks fit.
ACCOUNTS
77.	The books of account relating to the Company’s affairs shall be kept in accordance with the Law and otherwise in such manner as may be determined from time to time by the Company by Ordinary Resolution or failing such determination by the Directors of the Company.

78.	Such Auditors may be appointed and the accounts relating to the Company’s affairs may be audited in such manner as may be determined from time to time by the Company by Ordinary Resolution or failing such determination by the Directors.
WINDING UP
79.	If the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Law, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any Shares or other securities whereon there is any liability.

80.	If the Company shall be wound up and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the Shares held by them respectively. And if in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the

Members in proportion to the capital paid up at the commencement of the winding up on the Shares held by them respectively. This Article is to be without prejudice to the rights of the holders of Shares issued upon special terms and conditions.
NOTICES
81.	(a)	A notice may be given by the Company to any Member either personally or by sending it by post, telex, telefax or electronic mail to such Member at its registered address as shown in the Register of Members (or where the notice is given by electronic mail by sending it to the e-mail address provided by such Member for the purpose);
(b)	Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice (by airmail if available) and to have been effected, in the case of a notice of a meeting at the expiration of five days after it was posted.

(c)	Where a notice is sent by telex or telefax, service of the notice shall be deemed to be effected by properly addressing and sending such notice through the appropriate transmitting medium and to have been effected on the day the same is sent.

(d)	Where a notice is given by electronic mail service shall be deemed to be effected by transmitting the electronic mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the electronic mail to be acknowledged by the recipient.
82.	If a Member has no registered address and has not supplied to the Company an address for the giving of notice to it, a notice addressed to such Member and advertised in a newspaper circulating in the Cayman Islands shall be deemed to be duly given to such Member at noon on the day following the day on which the newspaper is circulated and the advertisement appeared therein.

83.	A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder named first in the Register of Members in respect of the Share.

84.	A notice may be given by the Company to the person entitled to a Share in consequence of the death or bankruptcy of a Member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

85.	Except as to any Member duly waiving notice, the written notice of any meeting shall be given in some manner hereinbefore authorised, not less than 10 and not more than 60 days prior to the date of the meeting, to:
(a)	every Member entitled to vote except those Members entitled to vote who (having no registered address) have not supplied to the Company an address for the giving of notices to them; and

(b)	every person entitled to a Share in consequence of the death or bankruptcy of a Member, who, but for his death or bankruptcy would be entitled to receive notice of the meeting.
No other persons shall be entitled to receive notices of general meetings.
RECORD DATE
86.	The Directors may fix in advance a date as the record date for any determination of Members entitled to notice of or to vote at a meeting of the Members and, for the purpose of determining the Members entitled to receive payment of any dividend, the Directors may fix the date of, or a date subsequent to the date of, adoption of these Articles as the record date for such determination; provided, however, that the record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting or the payment of any dividends.
AMENDMENT OF MEMORANDUM AND ARTICLES
87.	Insofar as permitted by the provisions of the Law, the Company may from time to time by Special Resolution alter or amend its Memorandum of Association or these Articles in whole or in part provided however that no such amendment shall affect the rights attaching to any class of Shares without the consent or sanction provided for in Article 3(c).
ORGANISATION EXPENSES
88.	The preliminary and organisation expenses incurred in forming the Company shall be paid by the Company and may be amortised in such manner and over such period of time and at such rate as the Directors shall determine and the amount so paid shall in the accounts of the Company, be charged against income and/or capital.
OFFICES OF THE COMPANY
89.	The Registered Office of the Company shall be at such address in the Cayman Islands as the Directors shall from time to time determine. The Company, in addition to its Registered Office, may establish and maintain an office in the Cayman Islands or elsewhere as the Directors may from time to time determine.
INDEMNITY
90.	Mandatory Indemnification

Every Indemnified Person shall (in the absence of (a) an intentional act or omission, committed without a legal and legitimate business purpose, (b) the intentional violation of statute, rules or law, or (c) obtaining personal gain, personal profit or advantage to which such Indemnified Person is not entitled under applicable law regulating the purchase and sale of securities) and to the fullest extent permitted by applicable law, be indemnified and held harmless out of the assets of the Company against all liabilities, loss, damage, cost or reasonable expense, Employee Retirement Income Security Act of 1974 excise taxes or penalties (including but not limited to liabilities under contract, tort and statute, including statutes regulating employee benefit plans, or and including any applicable law or regulation of any relevant jurisdiction in which the Company is not incorporated and all reasonable legal and other costs and expenses on a full indemnity basis properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the business of the Company, Affiliated Companies or Joint Venture Companies as applicable or in the discharge of his duties carried out as a consequence of being an Indemnified Person (an “Indemnified Claim”). The indemnity contained in this Article shall extend to any Indemnified Person acting in any office of trust or by any agency in the reasonable belief that he has been appointed or elected to such office, trust or agency notwithstanding any defect in such appointment or election. It is the intent of the Company that this obligation be satisfied first out of the proceeds of insurance purchased by the Company for such purpose to cover any Indemnified Person but should such insurance not cover the obligation, or should the Indemnified Person’s obligations triggering this indemnification fall due prior to the time that an insurer is prepared to make payment, then and to the extent not excluded above, the Company shall do so from its assets to the extent that the Company is otherwise obligated to do so under this Article 91, subject to the Indemnified Person’s obligation of repayment set out in Article 92. To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Articles in respect of amounts paid, or to be paid, or discharged by him, the relative indemnity shall take effect as an obligation of the Company to pay or discharge such amount as and when it becomes due as an obligation of the Indemnified Person, or to reimburse the Indemnified Person making such payment or effecting such discharge. The Board of Directors shall be entitled to rely on an opinion as to whether an Indemnified Person is entitled to the indemnification provided in this Article given by the Independent Legal Counsel retained by the Board within thirty (30) days after notice of any civil, administrative or criminal action, claim or Proceeding for which indemnification pursuant to these Articles is requested is submitted for consideration by the Indemnified Person, subject to review by the full Board in the event that any Indemnified Person is dissatisfied with the opinion of the Independent Legal Counsel, the said review and decision to be completed within sixty (60) days after the Independent Legal Counsel furnishes his or her opinion to the Board and the Indemnified Person.

91.	Mandatory Advancement and Reimbursement of Defence Costs:
(a)	Expenses actually and reasonably incurred in defending any civil, administrative or criminal action or Proceeding for which indemnification is required pursuant to these Articles (the “Defence Obligation”) shall be advanced by the Company as they fall due or are incurred in advance of the final disposition of such action or proceeding upon receipt of a written undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified pursuant to these Articles. Each Member of the Company, by virtue of his acquisition and continued holding of a Share, shall be deemed to have acknowledged and agreed the advances of funds for a Defence Obligation may be made by the Company as aforesaid, and when made by the Company under this Article, are made to meet expenditures incurred for the purpose of enabling such Indemnified Person to properly perform his or her duties to the Company.

(b)	Except as otherwise provided herein, there shall be no right to advancement and reimbursement with respect to claims, suits or other proceedings brought by any Indemnified Person against the Company or other Indemnified Persons unless that claim, suit or proceeding was authorized in writing by the Board of Directors.

(c)	With respect to any such civil, administrative or criminal action or Proceeding as to which the Indemnified Person reasonably promptly notifies the Company of the commencement thereof: (i) The Company will be entitled to participate therein at its own expense; (ii) except as otherwise provided below, to the extent that it may wish, the

Company (jointly with any other indemnifying party similarly notified) will be entitled to assume the defence thereof, with counsel selected by the Company. After receipt of notice from the Company to Indemnitee of the Company’s election so to assume the defence thereof, the Company will not be liable to the Indemnified Person under this Article for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defence thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnified Person shall have the right to employ his own counsel in such civil, administrative or criminal action or Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defence thereof shall be at the expense of the Indemnified Person unless (x) the employment of counsel by the Indemnified Person has been authorized by the Company, (y) the Indemnified Person shall have reasonably concluded that there is a conflict of interest between the Company and the Indemnified Person in the conduct of the defence of such action, or (z) the Company shall not in fact have employed counsel to assume the defence of such action, in each of which cases the fees and expenses of counsel employed by Indemnitee shall be subject to indemnification pursuant to the terms of this Article. The Company shall not be entitled to assume the defence of any civil, administrative or criminal action or Proceeding brought in the name of or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (y) above; and (iii) the Company shall not be liable to indemnify the Indemnified Person under this Article for any amounts paid in the settlement of any civil, administrative or criminal action, claim or Proceeding effected without the Company’s written consent, nor shall the Company be liable to indemnify the Indemnified Person for any amounts paid by such person without the notice to the Company being given as set forth above in this subsection (c). The Company shall not settle any civil, administrative or criminal action, claim or Proceeding in any manner that would impose any limitation or non-Indemnified penalty on the Indemnified Person without the Indemnified Person’s written consent, which consent shall not be unreasonably withheld.
92.	Mandatory Waiver of Claims Against Indemnified Persons:

No Member of the Company shall have any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company, Affiliated Companies or Joint Venture Companies as applicable; provided however, that this provision shall not apply to:
(a)	any intentional acts or omission, committed without a legal and legitimate business purpose;

(b)	the intentional violation of statute, rules or law; or

(c)	claims based upon the Indemnified Person’s obtaining or retaining any personal gain, personal profit or advantage to which such Indemnified Person is not legally entitled in violation of any applicable law regulating the purchase and sale of securities.
93.	Allocation Where Claims Include Identifiable and Non-Identifiable Elements:

In the event that a claim is asserted against an Indemnified Person, which includes both an Indemnified Claim and a claim that is not Indemnified, the Company shall provide a defence to both the Indemnified and non-Indemnified portions of the Claim, and shall indemnify fully for the covered portion of the claim. At the conclusion of any legal proceeding that adjudicates the matter, an allocation shall be made as between the Indemnified claim and the non-Indemnified portion of the claim. Allocation to the Indemnified person for the non-covered portion of the loss is permitted only when and to the extent that the Indemnified Person’s non-covered acts and omissions increased the defence costs and the amount paid to revolve the claim, whether in settlement or after trial. No Indemnified Person shall be liable to the Company for acts, defaults or omissions of any other Indemnified Person.

94.	Personal Indemnity Agreements with Indemnified Persons:

The Company may, in the absolute discretion of the Board of Directors, enter into separate Indemnification Agreements with Directors, officers and employees of the Company in a form which is consistent with the provisions of these Articles.

95.	Maintenance of Insurance:

The Company will seek to obtain directors’ and officers’ liability insurance policies covering its Indemnified Persons. Subject only to the provisions within this Article, for so long as the Indemnified Person shall have consented to serve or shall continue to serve in any capacity which qualifies them as an Indemnified Person, and thereafter so long as the Indemnified Person shall be subject to any possible Proceeding (such periods being hereinafter sometimes referred to as the “Indemnification Period”), the Company will use its best reasonable efforts to maintain in full force and effect for the benefit of each Indemnitee one or more valid, binding and enforceable policies of directors’ and officers’ liability insurance from established and reputable insurers providing, in all respects, coverage both in scope and amount which is no less favourable than that presently provided. Notwithstanding the foregoing, the Company shall not be required to maintain said policies if such insurance is not reasonably available or if it is in good faith determined by the then Directors of the Company either that:
(a)	the premium cost of maintaining such insurance is substantially disproportionate to the amount of coverage provided thereunder and the premiums paid by other corporations similarly situated; or

(b)	the protection provided by such insurance is so limited by exclusions that there is insufficient benefit to warrant the cost of maintaining such insurance.
To the extent that, and for so long as, the Company shall choose to continue to maintain any policies of directors’ and officers’ liability insurance providing coverage for then current individual Indemnified Persons during the Indemnification Period, the Company shall maintain similar and equivalent insurance coverage, under the Company’s directors and officers insurance coverage, for the benefit of all Indemnified Persons during the Indemnification Period. The Board of Directors of the Company will, from time to time, in good faith review any decision not to maintain directors’ and officers’ liability insurance and will purchase such insurance at any time that the conditions set forth in paragraphs (a) or (b), above, cease to apply. Any indemnified person, at his or her request, will promptly be provided with a copy of any insurance policy providing them with the coverage referred to in this Article.

96.	Dispute resolution:
(a)	Any controversy or claim brought by or against any Indemnified Person arising out of or relating to this Article, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, to be convened in Houston, Texas, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Any arbitration pursuant to this paragraph, upon the request of any party, and if otherwise permitted, may be joined with any arbitration proceeding pending in Houston, Texas arising out of or relating to any insurance policy, or the breach thereof, which policy may provide coverage for the claims asserted under these Articles of Association.

(b)	In any legal proceeding brought by the Indemnified Person to vindicate his or her rights hereunder:
(i)	the burden shall be upon the Company to establish that the Indemnified Person is not entitled to indemnification and the advancement and payment of defence costs and expenses; and

(ii)	in the event that the Company is found to have breached its obligations to the Indemnified Person, as provided in these Articles, the Indemnified Person will be entitled to recover all reasonable attorneys fees, costs and expenses incurred in vindicating those rights.
97.	Saving Provision:

In the event that the Articles set forth in this Section headed “Indemnity”, or any portion of it, is declared to be void or otherwise unenforceable, then the Indemnified Person shall be entitled to all the rights and privileges providing for indemnification and the advancement and payment of expenses:
(a)	accorded under the articles in effect immediately preceding the effective date of this Article; or

(b)	otherwise provided by applicable law in the absence this Article, whichever is more favourable to the Indemnified Person.
TRANSFER BY CONTINUATION
98.	The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such; other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a Special Resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.
(STAMP)

CERTIFIED TO BE A TRUE AND CORRECT COPY
SIG.	/s/ Flossiebell M. Maragh
Flossiebell M. Maragh Assistant Registrar
Date. 20th December 2007